                                                                    EXHIBIT 10.4

                              SANDERSON FARMS, INC.

                            SHARE PURCHASE AGREEMENT
                        (MANAGEMENT SHARE PURCHASE PLAN)
                              (EMPLOYEE AGREEMENT)

      This SHARE PURCHASE AGREEMENT (this "Agreement"), made and entered into as of the _____ day of _______________, 20____ (the "Grant Date"), by and between ___________________________ (the "Participant") and Sanderson Farms, Inc. (together with its subsidiaries and affiliates, the "Company"), sets forth the terms and conditions of an Award of Share Purchase Rights granted pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, adopted on February 17, 2005 (the "Plan") and this Agreement. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The term "Fiscal Year" shall mean the fiscal year of the Company which begins on November 1 of each calendar year and ends on October 31 of the next calendar year.

      1. Rights to Purchase Restricted Stock.

         (a) Base Salary Reduction. The Participant may elect to reduce his base salary by a specified percentage thereof (not to exceed 15%) and, in lieu of receiving such salary, receive a number of Shares of the Company, subject to the terms, conditions and restrictions set forth herein ("Restricted Stock"), equal to the amount of such salary reduction divided by a dollar amount equal to the Fair Market Value of a Share on the date on which such Restricted Stock is issued or allocated to the account of the Participant. An election for salary paid during calendar year 2005 must be made on or before March 18, 2005 ("Initial Salary Election"), and shall become irrevocable on March 18, 2005. The Initial Salary Election shall be effective beginning with the first pay period that ends after March 18, 2005. Any election to reduce salary otherwise payable in calendar year 2006 or thereafter shall be effective beginning with the first pay period that ends after January 1 of the calendar year next following the calendar year in which such election is made (and shall become irrevocable on December 31 of the calendar year in which such election is made with respect to the next calendar year). Any cancellation of, or other change in, any such salary reduction election shall become effective as of the first pay period ending after January 1 of the calendar year next following the calendar year in which notice of such cancellation or change is filed (and any such notice shall become irrevocable on December 31 of the calendar year in which it is filed with respect to the next calendar year).

         Any salary reduction hereunder shall apply ratably to the Participant's salary for each pay period covered by such election. Restricted Stock shall be issued for the account of the Participant, or allocated to the account of the Participant from Shares purchased for the account of the Participant, in respect of such salary reductions on the last business day in each calendar quarter ending March 31, June 30, September 30 and December 31 (each such date, a "Quarterly Allocation Date"). The number of shares of Restricted Stock issued or allocated to the Participant on each Quarterly Allocation Date shall be based upon the aggregate salary reduction for pay periods ending since the next preceding Quarterly Allocation Date and the Fair Market Value of a Share on such later Quarterly Allocation Date. Fractional shares will be issued (or allocated) where necessary.

      If a Participant who has elected salary reductions hereunder shall terminate employment before shares of Restricted Stock are issued or allocated in respect of all such salary reductions, any salary reduction amounts in respect of which Restricted Stock has not been granted by the date of Participant's termination of employment shall be returned to Participant promptly in cash, subject to compliance with the requirements of Sections 409A(a)(2) and (3) of the Code.

      (b) Bonus Reduction. The Participant may also elect to reduce his annual bonus compensation, if any, by a specified percentage thereof (not to exceed 75%) and, in lieu of receiving such bonus, receive a number of shares of Restricted Stock equal to the amount of such bonus reduction divided by a dollar amount equal to the Fair Market Value of a Share on the date on which such Restricted Stock is issued or allocated to the account of the Participant. An election for the bonus payable with respect to the Fiscal Year ending October 31, 2005 and for the bonus payable with respect to any subsequent Fiscal Year must be made on or before April 30 of that Fiscal Year (or if such day is not a business day, then on or before the next preceding business day) and shall become irrevocable on that date with respect to that Fiscal Year. Any cancellation of, or other change in, any such bonus reduction election shall become effective with respect to the Fiscal Year in which notice of such cancellation or change is filed if it is filed on or before April 30 of that Fiscal Year (or, if such day is not a business day, then on or before the next preceding business day); otherwise, it shall become effective with respect to the Fiscal Year next following the Fiscal Year in which it is filed.

         Restricted Stock shall be issued or allocated to the account of the Participant in respect of any such bonus reduction on the date that such bonus is otherwise payable.

         If a Participant who has elected a bonus reduction hereunder shall terminate employment before shares of Restricted Stock are issued or allocated in respect of such bonus reduction, such election shall be deemed canceled and any bonus compensation due to the Participant shall be paid in cash, subject to compliance with the requirements of Sections 409A(a)(2) and (3) of the Code.

      2. Company Matching Contribution.

         For each four shares of Restricted Stock acquired by the Participant pursuant to Section 1 above, whether in respect of base salary or bonus reductions, the Company shall simultaneously issue to, or there shall be allocated to the account of the Participant, for no additional consideration, one additional share of Restricted Stock (the "Company Match"), including fractional shares where necessary.

      3. Terms of Restricted Stock.

         (a) The Restricted Stock is subject to forfeiture as provided herein and, during the Restriction Period defined below, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resides on the date of his death. The period during which the Restricted Stock is not vested and is subject to transfer restrictions is referred to herein as the "Restriction Period."

         (b) Except as otherwise provided in this Agreement or the Plan, each share of Restricted Stock shall vest and no longer be subject to forfeiture or any transfer restrictions hereunder on the third anniversary of its acquisition by the Participant, so long as the Participant has remained continuously employed by the Company from such acquisition date through such third anniversary.

         (c) In the event of (i) the Participant's termination of employment with the Company by reason of death or Disability (for purposes of this Section 3, "Disability" shall have the meaning set forth in Section 409A(a)(2)(C) of the Code at any time such definition is more restrictive than the Plan definition of "Disability"), (ii) his termination of employment with the Company on or after his attainment of eligibility for retirement (as determined by the Board from time to time), or (iii) a Change in Control (provided that such Change in Control also constitutes a "change in ownership or effective control" of the Company within the meeting of Section 409A(a)(2)(A)(v) of the Code), any portion of the Restricted Stock that has not vested shall immediately vest and no longer be subject to forfeiture or any transfer restrictions hereunder; provided that in the case of a Participant who is a "specified employee" within the meaning of
Section 409A(a)(2)(B) of the Code, such Restricted Stock shall not vest before the date which is six months after the date of the Participant's separation from service (or, if earlier, the date of his death). If the Participant's employment with the Company is terminated for any other reason, voluntarily or involuntarily, prior to the expiration of the Restriction Period for any shares of Restricted Stock acquired pursuant to this Agreement by the Participant, then
(X) any portion of the Restricted Stock acquired by the Participant pursuant to the Company Match that has not vested as of the date of employment termination shall immediately be forfeited, ownership shall be transferred back to the Company and the Restricted Stock shall become authorized but unissued Shares, and (Y) any portion of the Restricted Stock acquired by the Participant in respect of salary or bonus reductions that has not vested as of the date of the employment termination may, at the Company's option, be repurchased by the Company at the price paid by the Participant for such Restricted Stock (and the Company may pay such purchase price in whole or in part by cancellation of any indebtedness owed by the Participant to the Company).

         (d) If the Board determines in good faith that the Participant has engaged in any Detrimental Activity during the period that the Participant is employed by the Company or during the two-year period following the Participant's voluntary termination of employment or his termination by the Company for Cause, then (X) any portion of the Restricted Stock acquired by the Participant pursuant to the Company Match that has not vested as of the date of the Board's determination shall immediately be forfeited, ownership shall be transferred back to the Company and the Restricted Stock shall become authorized but unissued Shares, and (Y) any portion of the Restricted Stock acquired by the Participant in respect of salary or bonus reductions that has not vested as of the date of the Board's determination may, at the Company's option, be repurchased by the Company at the price paid by the Participant for such Restricted Stock (and the Company may pay such purchase price in whole or in part by cancellation of any indebtedness owed by the Participant to the Company). If, at the time of such determination, shares of Restricted Stock acquired by the Participant pursuant to the Company Match have already vested, the Participant shall repay to the Company the Fair Market Value of such Shares as of the date(s) that they were issued or allocated to the Participant.

      4. Registration of Shares.

      Certificates representing the number of shares of Restricted Stock purchased from time to time shall be registered in the Participant's name (or an appropriate book entry shall be made). Certificates, if issued, may, at the Company's option, either be held by the Company in escrow until the applicable Restriction Period expires or until the restrictions thereon otherwise lapse and/or be delivered to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend that refers to this Agreement and remaining subject to appropriate stop-transfer orders. The Participant agrees to deliver to the Board, upon request, one or more stock powers endorsed in blank relating to the Restricted Stock. If and when shares of Restricted Stock vest and are no longer subject to forfeiture or transfer restrictions, unlegended certificates for such Restricted Stock shall be delivered to the Participant (subject to Section 8 pertaining to the withholding of taxes and Section 16 pertaining to the Securities Act of 1933, as amended (the "Securities Act")); provided, however, that the Board may cause such legend or legends to be placed on any such certificates as it may deem advisable under Applicable Law.

         If the Company elects to hold certificates in escrow, then it shall deliver to the Participant not less often than every six months a statement of the aggregate number of shares of Restricted Stock held for his account and the applicable acquisition dates and purchase prices of shares of Restricted Stock acquired by the Participant since the last such statement.

      5. Rights as a Stockholder.

      Except as otherwise provided in this Agreement or the Plan, during the Restriction Period applicable to any Restricted Stock, the Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any dividends or other distributions with respect thereto; provided that any dividends or other distributions with respect to shares of Restricted Stock shall be credited to the account of the Participant until the vesting date of the shares in respect of which such dividends or other distributions were paid.

      6. Adjustments.

      If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, then the shares of Restricted Stock acquired pursuant to this Agreement shall be treated in the same manner as other outstanding Shares of the Company.

      7. Validity of Share Issuance.

      Upon the issuance or Restricted Stock pursuant to the terms of this Agreement, such shares of Restricted Stock will be duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable.

      8. Taxes and Withholding.

      As soon as practicable on or after the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the acquisition of Restricted Stock pursuant to this Agreement, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, or the Company may deduct or withhold from any cash or property payable to the Participant, an amount equal to all federal, state, local and foreign taxes that are required by Applicable Law to be withheld with respect to such includible amount. Notwithstanding anything to the contrary contained herein, the Participant may, if the Company consents, discharge this withholding obligation by directing the Company to withhold shares of Restricted Stock having a Fair Market Value on the date that the withholding obligation is incurred equal to the amount of tax required to be withheld in connection with such vesting, as determined by the Board

      9. Notices.

      Any notice to the Company provided for in this Agreement shall be in writing and shall be addressed to it in care of its Secretary at its principal executive offices, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

      10. Legal Construction.

         (a) Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law with respect to which the Plan or this Agreement is intended to qualify, or would cause base salary or bonus reductions under this Agreement to be includible in a Plan participant's gross income pursuant to Section 409A(a)(1) of the Code, as determined by the Board, such provision shall be construed or deemed amended to conform to Applicable Law or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         (b) Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

         (c) Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Mississippi.

      11. Incorporation of Plan.

      This Agreement , the Share Purchase Rights awarded pursuant hereto and the Restricted Stock acquired pursuant hereto are subject to, and this Agreement hereby incorporates and makes a part hereof, all terms and conditions of the Plan that are applicable to Agreements and Awards generally and to Share Purchase Rights in particular. The Board has the right to interpret, construe and administer the Plan, this Agreement and the Share Purchase Rights awarded and the Restricted Stock acquired pursuant hereto. All acts, determinations and decisions of the Board made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be in the Board's sole discretion and shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Participant acknowledges that he has received a copy of the Plan.

      12. No Implied Rights.

      Neither this Agreement nor the award of Share Purchase Rights nor the acquisition of any Restricted Stock shall confer on the Participant any right with respect to continuance of employment or other service with the Company. Except as may otherwise be limited by a written agreement between the Company and the Participant, and acknowledged by the Participant, the right of the Company to terminate at will the Participant's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company.

      13. Integration.

      This Agreement and the other documents referred to herein, including the Plan, or delivered pursuant hereto, contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and restrictions imposed by the Securities Act and applicable state securities laws. This

Agreement, including the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      14. Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument.

      15. Amendments; Termination.

      The Board may, at any time, without consent of or receiving further consideration from the Participant, amend this Agreement and the Restricted Stock acquired pursuant hereto in response to, or to comply with changes in, Applicable Law. To the extent not inconsistent with the terms of the Plan, the Board may, at any time, amend this Agreement in a manner that is not unfavorable to the Participant without the consent of the Participant. The Board may amend this Agreement and the Restricted Stock acquired pursuant hereto otherwise with the written consent of the Participant.

         The Company may suspend or terminate this Agreement at any time, provided that no such suspension or termination may adversely affect the Participant's rights with respect to any Restricted Stock previously acquired pursuant to this Agreement, unless his written consent is obtained.

      16. Securities Act.

         (a) [THE ISSUANCE AND DELIVERY OF THE SHARE PURCHASE RIGHTS TO THE PARTICIPANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT BY A REGISTRATION STATEMENT ON FORM S-8 THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND HAS BECOME EFFECTIVE. THE PARTICIPANT ACKNOWLEDGES RECEIPT FROM THE COMPANY OF ITS PROSPECTUS DATED MARCH ___, 2005, RELATING TO THE PLAN.]

         (b) If the Participant is an "affiliate" of the Company, which generally means a director, executive officer or holder of 10% or more of its outstanding shares, at the time certificates representing Restricted Stock are delivered to the Participant, such certificates shall bear the following legend, or other similar legend then being generally used by the Company for certificates held by its affiliates:

         "THESE SHARES MUST NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER, IS EXEMPT FROM REGISTRATION THROUGH COMPLIANCE WITH RULE 144 OR WITH ANOTHER EXEMPTION FROM REGISTRATION."

      The Company shall remove such legend upon request by the Participant if, at the time of such request, the shares are eligible for sale under SEC Rule 144(k), or any provision that has replaced it, in the opinion of the Company's counsel.

      17. Arbitration.

      Any controversy or claim arising out of or relating to this Share Purchase Agreement shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

   IN WITNESS WHEREOF, the Participant has executed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first written above.

                                        SANDERSON FARMS, INC.

                                        By:________________________________
                                             Name:  _______________________
                                             Title: ________________________

                                        ____________________________________
                                        Participant